UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
___________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 24, 2026
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MONGODB, INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware		001-38240	26-1463205
(State or Other Jurisdiction of Incorporation)		(Commission File Number)	(IRS Employer Identification No.)

1633 Broadway,	38th Floor
New York,	NY		10019
(Address of Principal Executive Offices)			(Zip Code)
646-727-4092
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	MDB	The Nasdaq Stock Market LLC
(Nasdaq Global Market)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of President and Chief Executive Officer

On September 24, 2026, Chirantan (“CJ”) Desai, the President and Chief Executive Officer and principal executive officer under Section 16a-1(f) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and a member of the Board of Directors of MongoDB, Inc. (the “Company”), notified the Company of his intent to resign from his positions with the Company, effective September 28, 2026. Mr. Desai’s decision to resign is not due to any disagreement with the Company or any matter relating to the Company's operations, policies or practices.

Appointment of Interim President and Chief Executive Officer

On September 26, 2026, the Board appointed Dev Ittycheria as the Company’s Interim President and Chief Executive Officer, effective September 28, 2026 to serve until a successor is duly elected and qualified unless sooner removed.

Mr. Ittycheria, age 59, previously served as our President and Chief Executive Officer from September 2014 to November 2025. He has been a member of our board of directors since September 2014. He will continue to serve as a member of the Board of Directors in addition to his role as Interim President and Chief Executive Officer. He currently also serves as a Partner and Senior Advisor at Sequoia Capital, a venture capital firm, a position he has held since September 2026. Prior to joining the Company, Mr. Ittycheria served as a Managing Director at OpenView Venture Partners, a venture capital firm, from October 2013 to September 2014. From February 2012 to June 2013, Mr. Ittycheria served as Venture Partner at Greylock Partners, a venture capital firm. From April 2008 to February 2010, Mr. Ittycheria served as President-Enterprise Management at BMC Software, Inc., a computer software company, which he joined in connection with its acquisition of BladeLogic, Inc., a computer software company that Mr. Ittycheria co-founded and for which he served as Chief Executive Officer. Mr. Ittycheria currently serves as lead independent director of the board of directors of Datadog, Inc., a public software company. Mr. Ittycheria previously served on the boards of directors of Bazaarvoice, Inc., a public software company from January 2010 to August 2014; Athenahealth, Inc., a public cloud-based services company from June 2010 to February 2019; AppDynamics, Inc., a private software company from March 2011 until its acquisition by Cisco Systems, Inc. in March 2017; DataRobot, Inc., a private software company from December 2021 to March 2024; and Altimeter Growth Corporation, a blank-check company formed by an affiliate of technology focused investment firm Altimeter Capital Management, LP from October 2020 to December 2021. Mr. Ittycheria received his B.S. in Electrical Engineering from Rutgers University.

Mr. Ittycheria does not have a family relationship with any of the other officers or directors of the Company. Mr. Ittycheria was not appointed pursuant to any arrangement or understanding between such individual and any other Person. There are no related party transactions between Mr. Ittycheria and the Company reportable under Item 404(a) of Regulation S-K.

The Advisory Agreement between Mr. Ittycheria and the Company, dated October 29, 2025, as previously disclosed in the Company’s Current Report on Form 8-K filed with the SEC on November 3, 2025 and filed as Exhibit 10.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended October 31, 2025, filed with the SEC on December 2, 2025, remains in full force and effect during his service as Interim President and Chief Executive Officer.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press release announcing the resignation of Mr. Desai, the appointment of Mr. Ittycheria as Interim President and Chief Executive Officer of the Company and other matters is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference. The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. The information shall not be deemed incorporated by reference into any other filing with the Securities and Exchange Commission made by the Company, regardless of any general incorporation language in such filing.

In addition, as previously announced, the Company will host an Investor Day in New York City on September 29, 2026, from 11:00 a.m. to 3:15 p.m. Eastern Time. The event will be hosted by members of the Company’s executive team. A replay of the webcast will be available following the event on the investor relations section of the Company’s website at investors.mongodb.com.

Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Exhibit No.	Description
99.1	Press Release, dated September 28, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONGODB, INC.

Dated: September 28, 2026	By:	/s/ Andrew Stephens
Name: Andrew Stephens Title: Chief Legal Officer and Secretary